EXHIBIT 5


                                   CSW CREDIT, INC.
                           ALLOWED RETURNS ON COMMON EQUITY
                        THREE MONTHS ENDED SEPTEMBER 30, 1999




                                                      ALLOWED
                                                       RETURN
                                                      ---------


          CPL
             - RETAIL                                  10.900%
             - WHOLESALE                               11.900%

          PSO
             - RETAIL                                  11.000%
             - WHOLESALE                               11.900%

          SWEPCO
             - ARKANSAS                                13.000%
             - LOUISIANA                               14.500%
             - TEXAS                                   15.700%
             - WHOLESALE                               11.900%

          WTU
             - RETAIL                                  11.375%
             - WHOLESALE                               11.900%